                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into as of March 29, 2000, to be effective as of April 17, 2000, by and among Aegis Communications Group, Inc., a Delaware corporation (the "Parent"), Advanced Telemarketing Corporation, a Nevada corporation ("ATC"), IQI, Inc., a New York corporation ("IQI") (together, ATC and IQI are referred to as the "Company"), and Hugh E. Sawyer ("Employee").


                                R E C I T A L S:

         The Company and the Parent desire to employ Employee under the terms and conditions of this Agreement. Employee represents that Employee is free from any other obligation of continuing employment with his former employer.

         Employee desires employment by the Company and the Parent under the terms and conditions of this Agreement and further desires to be granted access to the Company's and the Parent's proprietary information.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, the parties agree as follows:

         1. EMPLOYMENT. Subject to the terms and conditions set forth in this Agreement, each of the Company and the Parent employ Employee, and Employee accepts such employment by the Company and the Parent.

         2.    DUTIES OF EMPLOYEE.

               (a) Employee will serve in the capacities of President and Chief Executive Officer of each of the Company and the Parent, subject in each case to the reasonable supervision of the Board of Directors of such corporation. In such capacities, Employee will have all necessary powers to discharge his responsibilities, subject in each case to the respective Board's supervision and control. Employee will have all the powers granted by the Bylaws of each of the Company and the Parent to the President and Chief Executive Officer of such corporation, and Employee will report to the Board of Directors of such corporation. In addition, Employee will be elected to the Board of Directors of each of the Company and the Parent.

               (b) Commencing April 17, 2000 (the "Effective Date") and during the remaining term of this Agreement, Employee will devote his full business time and effort to the performance of his duties and responsibilities as President and Chief Executive Officer of the Company and the Parent; provided, however, Employee may continue his service as a director of TWS, Inc. and Hometown Communities, LLC and other directorships from time to time to the extent such service does not materially interfere with the performance of his duties and responsibilities to the Company and the Parent. Notwithstanding the foregoing, Employee may spend reasonable amounts of time on his personal civic and charitable activities that do not materially interfere with the performance of his duties and responsibilities to the Company and the Parent. Employee acknowledges that the Parent's headquarters are currently located in Irving, Texas and hereby commits that he will perform his duties and responsibilities by officing in and physically working from these headquarters on a full-time equivalent basis, except to the extent that ordinary and necessary business travel obligations require otherwise or to address family emergencies.

               (c) Employee will comply with the written rules and regulations of the Company and the Parent respecting their businesses and perform the directives and policies of the Company and the Parent as they may from time to time be stated to Employee verbally or in writing by the Board of Directors of each corporation.

               (d) Employee will maintain accurate business records as may from time to time be required by the Company or the Parent. Such records may be examined by the Company or the Parent, as the case may be, at all reasonable times after written request is delivered to Employee. Any such document will be delivered to the Company or the Parent, as the case may be, promptly upon request.

               (e) Employee agrees not to solicit or receive any income or other compensation from any third party in connection with his employment with the Company and the Parent. The Employee agrees, upon written request by the Company or the Parent, to render an accounting of all transactions relating to his business endeavors during the term of this employment hereunder.

               (f) Within ten days of the Effective Date, Employee will purchase from the Company 83,000 shares of the Company's common stock at a price per share of $1.812, for a total cash consideration of $150,396.

         3. TERM. The term of this Agreement (the "Term") will commence effective as of April 17, 2000 (the "Effective Date") and continue until terminated in accordance with Section 8 of this Agreement.

         4. SALARY. Commencing on April 17, 2000, the Parent will pay Employee an annual base salary during the term of this Agreement for his services as President and Chief Executive Officer of the Parent of $375,000, which will be payable in accordance with the Parent's standard payroll practice, but not less than monthly. Such base salary will not include any benefits made available to Employee or any contributions or payments made on his behalf pursuant to any employee benefit plan or program of the Parent, including any health, disability or life insurance plan or program, 401K plan, cash bonus plan, stock incentive plan, retirement plan or similar plan or program of any nature. Employee's performance and base salary shall be reviewed by the Board of Directors annually (at the regularly scheduled board meeting occurring nearest in time to each anniversary of the Effective Date) and, in the discretion of the Board of Directors or the compensation committee thereof, may be increased, but not decreased without


----------    -----------
Employee       Parent & Co.

Employee's consent, by such amount as the Board of Directors or such committee shall determine. The Company will have no separate salary obligation to Employee, but shall be jointly and severally liable with Parent for the prompt payment of the salary obligations set forth herein.

         5.    BONUS COMPENSATION.

         (a) The Parent will pay Employee a signing bonus of $250,000, $125,000 of which is payable within ten days of the Effective Date and $125,000 of which is payable by July 31, 2000. If Employee voluntarily terminates his employment with the Parent or the Company (other than upon an Employee Termination Event) or is terminated for Cause (as defined in Section 8 of this Agreement) within one year of the Effective Date, Employee agrees to repay promptly such signing bonus to the Parent. If Employee voluntarily terminates his employment with the Parent or the Company (other than upon an Employee Termination Event) or is terminated for Cause within the second year following the Effective Date, Employee agrees to repay promptly one-half of the signing bonus. If Employee terminates his employment as a result of the Employee Termination Event defined in Section 8(ii)(g) below, then the second installment of the signing bonus (if it has not already been paid) shall be due and payable to the Employee within ten (10) days following the effective date of such termination. Provided, however, in the event Employee resigns from his employment with the Parent and Company for any reason following a Change in Control, Employee shall have no obligation to repay or refund to the Parent any portion of the signing bonus. For purposes of this Agreement, a "Change in Control" will be deemed to occur in the following events:

         (i) The acquisition in one or more transactions by any "Person" (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), of "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of a majority of the combined voting power of the Corporation's then outstanding voting securities (the "Voting Securities"), PROVIDED, HOWEVER, that for purposes of this subsection (i), the Voting Securities acquired directly from the Corporation by any Person shall be excluded from the determination of such Person's Beneficial Ownership of Voting Securities (but such Voting Securities shall be included in the calculation of the total number of Voting Securities then outstanding), and PROVIDED FURTHER, HOWEVER, that for purposes of this subsection (i), Person shall in no event include Questor Partners Fund II, L.P., Thayer Equity Investors III, L.P., or any of their affiliates; or

         (ii) Approval by stockholders of the Corporation of (A) a merger or consolidation involving the Corporation if the stockholders of the Corporation immediately before such merger or consolidation do not own, directly or indirectly immediately following such merger or consolidation, at least a majority of the combined voting power of the outstanding voting


----------    -----------
Employee       Parent & Co.

               securities of the corporation resulting from suchmerger or consolidation in substantially the same proportion as their ownership of the Voting Securities immediately before such merger or consolidation or (B) a complete liquidation or dissolution of the Corporation or an agreement for the sale or other disposition of all or substantially all of the assets of the Corporation.

         (iii) Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because a majority or more of the then outstanding Voting Securities is acquired by (i) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained by the Corporation or any of its subsidiaries or (ii) any corporation that, immediately prior to such acquisition, is owned directly or indirectly by the stockholders of the Corporation in the same proportion as their ownership of stock in the Corporation immediately prior to such acquisition;

         (iv) Moreover, notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Corporation which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Corporation, and after such share acquisition by the Corporation, the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

         (b) The Parent will also pay Employee annual performance based cash bonuses in accordance with Exhibit A attached to this Agreement and the bonus plan adopted by the Board of Directors for each applicable year. As an example, the Aegis Communications Group, Inc., 2000 Variable Incentive Compensation ("VIC") Program is attached as part of Exhibit A. The Company will have no separate bonus obligation to Employee, but shall be jointly and severally liable with Parent for the prompt payment of the bonus obligations set forth herein.

         6. EMPLOYEE BENEFITS. During the term of this Agreement, the Parent will provide Employee with all benefits made available from time to time by the Parent to its employees generally and to Executives who hold positions similar to that of Employee (including the benefits granted to other officers of the Parent), such benefits to be in accordance with the Parent's policies. Specifically, Employee's benefits will include participation in medical and dental benefit plans or programs (providing coverage for


----------    -----------
Employee       Parent & Co.

Employee's immediate family); disability insurance with premiums paid by the Company; 401-K plans as soon as Employee is eligible to participate in such plans; company-paid term life insurance payable to Employee's designated beneficiary in the amount of $1 million; officer and director liability insurance; a $600 monthly car allowance; sick leave; and four weeks' paid vacation. The Company will have no separate obligations to Employee with respect to employee benefits, but shall be jointly and severally liable with Parent for the prompt payment of the benefit obligations set forth herein.

         7. REIMBURSEMENT OF EXPENSES. The Parent will reimburse Employee, in accordance with Parent and Company policy, for all expenses actually and reasonably incurred by him in the business interests of the Parent or the Company. The Parent will also reimburse Employee for all expenses actually and reasonably incurred by Employee in relocating his family to the Dallas-Fort Worth metropolitan area, including reasonable and customary real estate commissions and closing costs incurred in selling Employee's current principal place of residence in Atlanta and reasonable and customary closing costs incurred in buying a principal place of residence in the Dallas-Fort Worth metropolitan area, exclusive of financing "points". Reimbursement will be made to Employee upon appropriate documentation of such expenditures in accordance with the Company's written policies. The Parent will also reimburse Employee for all expenses actually and reasonably incurred by Employee for temporary living and commuting costs and expenses for the first 60 (sixty) days following the Effective Date, and Employee will be responsible for all such costs and expenses thereafter. Employee agrees to establish a residence in the Dallas-Fort Worth metropolitan area as soon as practicable, but no later than 60 (sixty) days following the Effective Date, and will maintain such residence during the term of this Agreement. For purposes of greater clarity, the parties acknowledge and agree that Employee shall satisfy the foregoing obligation by securing an apartment or other living arrangements acceptable to Employee in the Dallas-Fort Worth metropolitan area and that Employee need not establish a permanent family residence in the area.

         8. EARLY TERMINATION. It is the desire and expectation of each party that the employer-employee relationship will continue as specified herein and be a pleasant and rewarding experience for the parties hereto. The Company or the Parent will, however, be entitled to terminate Employee's employment at any time with or without Cause (as defined in this Section 8). Likewise, Employee may terminate his employment at any time for any or no reason. If the Parent or the Company terminate Employee's employment without Cause or Employee terminates such employment following occurrence of an Employee Termination Event, however, the Parent will pay Employee twenty-four months' salary as severance compensation (based on Employee's then current annual base salary) in accordance with the Parent's standard payroll practice, but not less than monthly; provided, however, that to the extent Employee is able to mitigate (provided, Employee shall have no duty to attempt to so mitigate) the amount of such severance compensation by earning compensation through other employment during the twenty-four months following such termination, the Parent's severance payment


----------    -----------
Employee       Parent & Co.

obligation shall be reduced accordingly; provided further, however, that the Parent will pay Employee at least twelve months' salary as severance notwithstanding any such mitigation, the "Minimum Severance Amount." The Company will have no separate obligation to Employee with respect to severance compensation, but shall be jointly and severally liable with Parent for the prompt payment of the salary obligations set forth herein.

         If Employee dies, is unable to perform his duties and responsibilities as a result of disability that continues for 120 consecutive days or more ("Disability"), voluntarily resigns from the Company or the Parent (other than a termination by Employee following occurrence of an Employee Termination Event), or is terminated for Cause, the Parent will pay Employee (or his estate, executor or legal representative, as appropriate) any salary that has accrued to the date employment ceases, and the Parent's obligations to pay additional salary or cash compensation or benefits will terminate as of such date.

         (i) "Cause," for the purpose of this Agreement, will mean the occurrence of any of the following events:

         (a) Performance by Employee of any willful misconduct relating to the activities of the Company or the Parent, or commission by Employee of any illegal or fraudulent acts or criminal conduct which in the opinion of the Parent's Board of Directors will have or is reasonably likely to have a material adverse effect on the profitability, reputation or goodwill of the Company or Parent;

         (b) A conviction of or NOLO CONTENDERE plea by Employee for any criminal acts involving moral turpitude having or reasonably likely to have a material adverse effect upon the Company or the Parent, including, without limitation, upon their profitability, reputation or goodwill;

         (c) Willful or grossly negligent failure by Employee to perform his duties in a manner consistent with the Company's or the Parent's best interests which he fails to cure within thirty (30) days after receiving written notice thereof;

         (d) Willful refusal by Employee to carry out reasonable instructions of the Company's or the Parent's Boards of Directors not inconsistent with the provisions of this Agreement;

         (e) Employee's failure to honor his obligations referred to in the last sentence of Section 2(b) or the last sentence of Section 7;

         (f) Violation by Employee of any of Employee's covenants and agreements contained in Sections 9, 10 or 11 of this Agreement; or

         (g) Any other material breach of Employee's obligations hereunder, which he fails to cure within thirty (30) days after receiving written notice thereof.


----------    -----------
Employee       Parent & Co.

         (ii) "Termination without Cause" shall mean termination by Parent or the Company for a reason other than "Cause" and "Employee Termination Event" shall mean termination by Employee, as a consequence of any of the following events, if such event occurs without Employee's prior consent:

         (a) Employee's base salary is reduced or Parent fails to make available to Employee a performance bonus plan with a target bonus of at least 100% of Employee's base salary based upon full achievement of the goals established in the plan;

         (b) Employee's responsibilities, functions or duties as the Chief Executive Officer and President of the Corporation are materially reduced;

         (c)   Employee's title or reporting relationships change;

         (d) Employee is forced to transfer his principal place of residence to or subsequently from the Dallas-Fort Worth area;

         (e) Employee is forced to transfer his principal office from the Dallas-Fort Worth area;

         (f) any failure to elect or reelect Employee as a member of the Board of Directors of Parent and the Company;

         (g) (1) the failure of the Parent's shareholders at the May 4, 2000 shareholder meeting to approve the amendment of the Aegis Communications Group, Inc. 1998 Stock Option Plan ("Plan") to permit the grant of all options to Employee contemplated by the Nonqualified Stock Option Agreement vesting upon achieved internal rates of return (the IRR options) executed on even date herewith under the terms specified therein, or in the event of such failure, the failure of the Company to provide within forty-five (45) days the functionally economic equivalent to the grant of such options in a form and substance mutually agreeable to the parties, or (2) the failure of the Parent to amend Section 9 of the Plan to permit, under each stock option grant to Employee, the exercise of options in excess of 299% of the Employee's base amount as defined in Section 280G(b)(3) of the Internal Revenue Code; or

         (h) any other material breach of Parent's or Company's obligations hereunder, which such party fails to cure within thirty (30) days after receiving written notice thereof.

         9. NON-COMPETITION AGREEMENT. Employee understands that during the course of his employment by the Company and the Parent, Employee will (i) have access to and receive the benefit of special training and unique information, including, but not limited to, research, systems, development, marketing, management, business development, customer satisfaction methods and techniques, business process


----------    -----------
Employee       Parent & Co.

improvements and other developments in marketing methods and providing services to their customers, and (ii) represent the Company and the Parent and their affiliates and develop contacts and relationships with other persons and entities on behalf of such entities, including but, not limited to, customers, potential customers and other employees of such entities. To protect such entities' interest in this information and in these contacts and relationships, Employee agrees and covenants that during the term of his employment by the Company and the Parent, and for a period of two years after the termination of such employment for any reason, without prior written approval of the Company and the Parent, Employee will not, in connection with any business that is engaged in, or is about to be engaged in (as evidenced by documented business or development plans), by the Company or the Parent, which includes, but is not limited to, providing to third parties inbound and outbound telecommunications- or internet-based marketing services and customer service functions, market research services, and the consulting, design and implementation of any of these services (the "Business"), directly or indirectly, either as an individual or as an employee, partner, officer, director, shareholder, advisor, or consultant or in any other capacity whatsoever, of any person (other than ownership of less than 5% of the issued and outstanding voting securities of a publicly held corporations): (a) recruit, hire, assist others in recruiting or hiring, discuss employment with, or refer to others for employment any person who is, or within the 12 month period immediately preceding the date of any such activity was, an employee of the Company or the Parent or their affiliates; or (b) conduct or assist others in conducting any business or activity that competes with the Business in the United States, its territories or possessions.

         It is understood and agreed that the scope of the foregoing covenant is reasonable as to time, area and persons and is necessary to protect the legitimate business interests of the Company, the Parent and their affiliates. It is further agreed that such covenant will be regarded as divisible and will be operative as to time, area and persons to the extent that it may be so operative, and if any part of such covenant is declared invalid, unenforceable, or void as to time, area or persons, the validity and enforceability of the remainder will not be affected.

         If Employee violates the restrictive covenants of this Section 9 and the Company or the Parent brings legal action for injunctive or other relief, neither the Company nor the Parent will be deprived of the benefit of the full period of the restrictive covenant, as a result of the time involved in obtaining the relief. Accordingly, Employee agrees that the restricted period following the term of employment will have a duration of two years, and the regularly scheduled expiration date of such covenant will be extended by the same amount of time that Employee is determined to have violated such covenant.

         10. CONFIDENTIALITY. Employee acknowledges that he has learned and will learn Confidential Information (as defined herein) relating to the business conducted and to be conducted by the Company, the Parent or their affiliates. Employee agrees that he will not, except in the normal and proper course of his duties hereunder, disclose or use or authorize any third party to disclose or use any such Confidential Information, without


----------    -----------
Employee       Parent & Co.

prior written approval of the Company or the Parent. As used in this Section 10, "Confidential Information" will mean information disclosed to or known to Employee as a direct or indirect consequence of or through his employment with the Company or the Parent, about any customer's, supplier's or the Company's or the Parent's business, methods, business plans, operations, products, processes, and services, including, but not limited to, information relating to research, development, inventions, recommendations, programs, systems, and systems analyses, flow charts, finances, and financial statements, marketing plans and strategies, merchandising, pricing strategies, merchandise sources, client sources, system designs, procedure manuals, automated data programs, financing methods, financial projections, terms and conditions of arrangements of any business, computer software, terms and conditions of business arrangements with clients or suppliers, reports, personnel procedures, supply and services resources, names and addresses of clients, the Company's or the Parent's contacts, names of professional advisors, and all other information pertaining to clients and suppliers, including, but not limited to assets, business interests, personal data and all other information pertaining to the Company or the Parent, clients or suppliers whatsoever, including all accompanying documentation therefor. All information disclosed to Employee, or to which Employee has access during the period of his employment, which is treated by the Employer as Confidential Information, will be presumed to be Confidential Information hereunder. Confidential Information will not, however, include information that (i) is publicly known or becomes publicly known through no fault of Employee, or (ii) is generally or readily obtainable by the public, or (iii) constitutes general skills, knowledge and experience acquired by Employee before and/or during his employment with the Company and the Parent or (iv) otherwise compelled in order not to violate applicable law or order of court (provided, however, Employee shall give the Parent or Company reasonable notice prior to such disclosure in order to give the Parent or Company an opportunity to object to such order or to assert any applicable privilege.).

         Employee agrees that all documents of any nature pertaining to activities of the Company, the Parent or their affiliates, or that include any Confidential Information, in his possession now or at any time during the term of his employment, including without limitation, memoranda, notebooks, notes, data sheets, records and computer programs, are and will be the property of such entity and that all copies thereof will be surrendered to the appropriate entity upon termination of his employment.

         11. INVENTIONS; DEVELOPMENTS. Employee agrees to notify the Company and the Parent of any discovery, invention, innovation, or improvement which is related to the Business or to the business of any customer or supplier (collectively called "Developments") conceived or developed by Employee during the term of the Employee's employment. Developments will include, without limitation, developments in computer software, logical systems, algorithms, and any or all other intellectual properties related to the Business. All Developments, including but not limited to all written documents pertaining thereto, will be the exclusive property of the Company or the Parent, as the case may be, and will be considered Confidential Information subject to the terms of this Agreement. Employee agrees that when appropriate, and upon written


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Employee       Parent & Co.

request of the Company or the Parent, as the case may be, the Employee will acknowledge that Developments are "works for hire" and will file for patents or copyrights with regard to any or all Developments and will sign documentation necessary to evidence ownership of Developments in the Company or the Parent, as the case may be.

         12. EXIT INTERVIEW. To insure a clear understanding of this Agreement, including, but not limited to, the protection of the Company's and the Parent's business interests, Employee agrees, at no additional expense to the Company and the Parent, at a mutually acceptable time and place to engage in an exit interview with the Company and the Parent prior to Employee's departure from the Company and the Parent.

         13. RIGHT OF SETOFF. The Company and the Parent will be entitled, at their option and not in lieu of any other remedies to which they may be entitled, to set off any amounts due Employee or any affiliate of Employee against any amount due and payable by Employee or any affiliate of Employee to the Company and the Parent ("Set-Offs") pursuant to this Agreement or otherwise, provided that the Set-Offs are set forth in detail in writing with supporting evidence to substantiate each Set-Off.

         14.   MISCELLANEOUS.

               (a) Any notice, demand or request required or permitted to be given or made under this Agreement will be in writing and will be deemed given or made when delivered in person, when sent by United States registered or certified mail, or postage prepaid, or when telecopied to a party at its address or telecopy number specified below:

                      If to the Parent or the Company:

                      Aegis Communications Group, Inc.
                      7880 Bent Branch Drive
                      Suite 150
                      Irving, Texas 75063

                      Telecopy number: (972) 830-1800

                      With a copy to:

                      Hughes & Luce, L.L.P.
                      1717 Main Street
                      Suite 2800
                      Dallas, Texas 75201
                      Attn: Jim Hunter Birch
                      Telecopy number: (214) 939-6100


----------    -----------
Employee       Parent & Co.

                      If to Employee:

                      Hugh E. Sawyer
                      3800 Falls Landing Drive
                      Alpharepta, Georgia 30022

                      With a copy to:

                      Smith, Gambrell & Russell, L.L.P.
                      Suite 3100, Promenade II
                      1230 Peachtree Street, N.E.
                      Atlanta, Georgia 30309-3592
                      Attn: John R. Schneider
                      Telecopy number: (404) 815-3509

         The parties to this Agreement may change their addresses for notice in the manner provided above.

               (b) All section titles and captions in this Agreement are for convenience only, will not be deemed part of this Agreement, and in no way will define, limit, extend or describe the scope or intent of any provisions hereof.

               (c) Whenever the context may require, any pronoun used in this Agreement will include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs will include the plural and vice versa.

               (d) The parties will execute all documents, provide all information and take or refrain from taking all actions as may be reasonably necessary or appropriate to achieve the purposes of this Agreement.

               (e) This Agreement will be binding upon and inure to the benefit of the parties hereto, their representatives and permitted successors and assigns. Except for the provisions of Sections 9, 10 and 11 of this Agreement, which are intended to benefit the Company's and the Parent's affiliates as third party beneficiaries, or as otherwise expressly provided in this Agreement, nothing in this Agreement, express or implied, is intended to confer upon any person other than the parties to this Agreement, their respective representatives and permitted successors and assigns, any rights, remedies or obligations under or by reason of this Agreement.


               (f) This Agreement, together with option agreements and the indemnity agreement, constitutes the entire agreement among the parties hereto pertaining to the specific subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.


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Employee       Parent & Co.

               (g) None of the provisions of this Agreement will be for the benefit of or enforceable by any creditors of the parties, except as otherwise expressly provided herein.

               (h) No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof will constitute waiver of any such breach or any other covenant, duty, agreement or condition.

               (i) This Agreement may be executed in counterparts, all of which together will constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart.

               (j) THIS AGREEMENT WILL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO THE PRINCIPLES
OF CONFLICTS OF LAW. All claims, disputes, and controversies arising out of or relating to this Agreement or the performance, breach, validity, interpretation, application or enforcement hereof, including any claims for equitable relief or claims based on contract, tort, statute, or any alleged breach, default, or misrepresentation in connection with any of the provisions hereof, will be resolved by binding arbitration. A party may initiate arbitration by sending written notice of its intention to arbitrate to the other party and to the American Arbitration Association ("AAA") office located in Dallas, Texas (the "Arbitration Notice"). The Arbitration Notice will contain a description of the dispute and the remedy sought. The arbitration will be conducted at the offices of the AAA in Dallas, Texas before an independent and impartial arbitrator who is selected by mutual agreement, or, in the absence of such agreement, before three independent and impartial arbitrators, of whom each party will appoint one, with the third being chosen by the two appointed by the parties. In no event may the demand for arbitration be made after the date when the institution of a legal or equitable proceeding based on such claim, dispute, or other matter in question would be barred by the applicable statute of limitations. The arbitration and any discovery conducted in connection therewith will be conducted in accordance with the Commercial Rules of arbitration and procedures established by AAA in effect at the time of the arbitration, including without limitation the expedited procedures set forth therein (the "AAA Rules"). The decision of the arbitrator(s) will be final and binding on all parties and their successors and permitted assignees. The judgment upon the award rendered by the arbitrator(s) may be entered by any court having jurisdiction thereof. The arbitrator(s) will be selected no later than 30 days after the date of the Arbitration Notice. The arbitration hearing will commence no later than 60 days after the arbitrator(s) is selected. The arbitrator(s) will render a decision no later than 30 days after the close of the hearing, in accordance with AAA Rules. The arbitrator's fees and costs will conform to the then current AAA fee schedule and will be borne equally by the parties.


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Employee       Parent & Co.

               (k) If any provision of this Agreement is declared or found to be illegal, unenforceable, or void, in whole or in part, then the parties will be relieved of all obligations arising under such provision, but only to the extent that it is illegal, unenforceable or void, it being the intent and agreement of the parties that this Agreement will be deemed amended by modifying such provision to the extent necessary to make it legal and enforceable while preserving its intent or, if that is not possible, by substituting therefor another provision that is legal and enforceable and achieves the same objectives.

               (l) No supplement, modification or amendment of this agreement or waiver of any provision of this Agreement will be binding unless executed in writing by all parties to this Agreement. No waiver of any of the provisions of this Agreement will be deemed or will constitute a waiver of any other provision of this Agreement (regardless of whether similar), nor will any such waiver constitute a continuing wavier unless otherwise expressly provided.

               (m) Employee acknowledges and agrees that the Company and the Parent would be irreparably harmed by any violation of Employee's obligations under Sections 9, 10 and 11 hereof and that, in addition to all other rights or remedies available at law or in equity, the Company and the Parent will be entitled to apply for injunctive and other equitable relief to prevent or enjoin any such violation in a court of competent jurisdiction, without regard to subparagraph (j) above. The provisions of Sections 9, 10 and 11 hereof will survive any termination of this Agreement, in accordance with their terms.

               (n) No party may assign this Agreement or any rights or benefits thereunder without the written consent of the other parties to this Agreement. Provided , however, in the event of a Change of Control, Parent will use its commercially reasonable best efforts to induce the acquiring entity or successor to assume this Agreement.

         EXECUTED as of the date first above written.

                              AEGIS COMMUNICATION GROUP,INC.





                              By:
                                 ---------------------------------------
                                              John R. Birk,
                                              Chairman of the Board


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Employee       Parent & Co.

                              ADVANCED TELEMARKETING CORPORATION





                              By:
                                 ---------------------------------------
                                              John R. Birk,
                                              Chairman of the Board


                              IQI, INC.





                              By:
                                 ---------------------------------------
                                              John R. Birk,
                                              Chairman of the Board





                              ------------------------------------------
                                              Hugh E. Sawyer







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Employee       Parent & Co.

                                    EXHIBIT A


         In each year of the Employment Agreement, Employee will be entitled to receive a targeted base cash bonus of 100% of his annualized salary (pro-rated for any partial year of employment in the year 2000) upon the full attainment by the Parent, the Company and their consolidated subsidiaries of the annual bonus plan objectives stipulated by the Board of Directors from year to year. Such annual cash bonus will be payable within 30 (thirty) days of the completion of the audit for the applicable year. The Year 2000 Variable Incentive Compensation (VIC) annual bonus plan is attached hereto. As an example, Employee's Year 2000 VIC Program is based only on EBITDA. For example, if Parent obtains 100% of EBITDA, Employee's bonus would equal 100% of annual salary on a pro rated basis. If Parent obtains 120% of EBITDA goal, Employee's bonus would equal 150% of annual salary on a pro rated basis. Conversely, under the 2000 VIC Program, if the Parent does not attain 70% of its EBITDA goal, no bonus would be due.




















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Employee       Parent & Co.